UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: October 21, 2005

MID-AM SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50001	52-2175894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3505-06, 35/F Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2736-2111

Room 2101, Hong Kong Trade Center

161 Des Voeux Road Central

Hong Kong

(Former Name or Former Address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 21, 2005, we entered into an Agreement for Share Exchange with DigitalOne, Limited, a Hong Kong corporation (“DigitalOne”) and the shareholders of DigitalOne, pursuant to which we agreed to issue a total of 18,000,000 shares of our common stock in exchange for 1,000 shares of DigitalOne, representing 100% of the issued and outstanding common stock of DigitalOne.  A copy of the Agreement for Share Exchange is attached to this report as an Exhibit.

Mr. Li Sze Tang and Mr. Lau Hing Bun are the Company’s officers and directors Mr. Li Sze Tang is also an officer, director and beneficial owner of First Asia International Holdings Limited, which is the sole shareholder of DigitalOne.

Closing under the Agreement for Share Exchange will result in a change of control of the Company.  The Company currently has a total of 2,217,510 shares issued and outstanding.  As indicated above, the Company will be required to issue a total of 18,000,000 shares to complete the share exchange transaction.

Therefore, following closing under the Agreement for Share Exchange, the Company will have a total of 20,217,510 shares issued and outstanding, of which only 2,217,510 shares, or approximately 10.97%, will be owned by the current shareholders of the Company.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 21, 2005, we completed a share exchange transaction with DigitalOne Limited, a Hong Kong corporation (“DigitalOne”), and the sole shareholder of DigitalOne, pursuant to which we acquired 1,000 shares of DigitalOne, representing 100% of its issued and outstanding common stock, in exchange for the issuance of 18,000,000 shares of our common stock.  As a result of completion of the share exchange transaction DigitalOne became our wholly owned subsidiary.

DigitalOne is a high-tech company which provides software products and information technology consulting service to its clients. The firm is specialized in provision of web development to non-profit organizations, ECM software, and learning software utilizing internet technology. DigitalOne has also entered into a distribution agreement with ShenZhen Golden Corporation Ltd for distributing its surveillance system in the region of Hong Kong. The products are with MPEG-4 technology on digital video and network communication.

Prior to completion of the share exchange transaction, the Company had limited assets and no business operations.  It was a blind pool or blank check company engaged in the business of seeking a business opportunity for acquisition.  The board of directors determined that completion of the share exchange transaction with DigitalOne would satisfy the Company’s business objectives.  The number of shares to be issued in the share exchange transaction was not determined through arms length negotiation. It was determined by our board of directors in the exercise of its discretion, based upon various factors including primarily its analysis of the viability and the potential for future growth and profitability of the business operations conducted by DigitalOne.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On October 21, 2005, the Company issued a total of 18,000,000 shares in exchange for 1,000 shares of DigitalOne, representing 100% of the issued and outstanding stock of DigitalOne.   The shares were issued in reliance upon an exemption from registration provided by Regulation S under the Securities Act of 1933.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On October 21, 2005, there was a change in control of the Company as a result of completion of a share exchange transaction with DigitalOne and its shareholder.   On that date, the Company issued 18,000,000 shares, representing approximately 89.03% of its issued and outstanding shares, to First Asia International Holdings Limited in exchange for 1,000 shares of DigitalOne, representing 100% of its issued and outstanding stock.  Under the terms of the Agreement for Share Exchange between the Company and DigitalOne, the Company’s current officers and directors will resign and be replaced by persons designated by DigitalOne.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired

The audited financial statements of DigitalOne Limited, as of and for the years ended December 31, 2004 and 2003 which are required to be filed as part of this Current Report on Form 8-K are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K.

The unaudited financial statements of DigitalOne Limited as of and for the nine months ended September 30, 2005 which are required to be filed as part of this Current Report on Form 8-K are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K.

(b)

Pro forma financial information.

The unaudited Pro Forma Consolidated Financial Statements of Mid-Am Systems, Inc. and DigitalOne Limited as of December 31, 2004 and as of September 30, 2005, which are required to be filed as part of this Current Report on Form 8-K are not currently available.  Such financial information shall be filed by amendment to this report on Form 8-K.

(c)

The following exhibits are filed as part of this Current Report on Form 8-K:

2.3

Agreement for Share Exchange dated October 21, 2005, by and among Mid-Am Systems, Inc., a Delaware corporation, DigitalOne Limited, a Hong Kong corporation, and the shareholders of DigitalOne Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AM SYSTEMS, INC.

By: /S/

 LI SZE TANG

Li Sze Tang, CEO

Date: November 2, 2005